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                     [LETTERHEAD OF PRICEWATERHOUSECOOPERS]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of U.D.S. Ultimate Distribution Systems Ltd., we hereby consent to the incorporation of our report dated March 15, 1997 on the financial statements of U.D.S. Ultimate Distribution Systems Ltd. included in this form 10K, into Ampal-American Israel Corporation's previously filed Registration Statement File No. 33-51023 and No. 55137.

Tel-Aviv, Israel                          /s/ Kesselman & Kesselman
March 25, 1999